CRACKER BARREL OLD COUNTRY STORE, INC.

                               DEFERRED COMPENSATION PLAN

















                                           Effective Date:  January 1, 1994

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                              TABLE OF CONTENTS



ARTICLE I            DEFINITIONS AND CONSTRUCTION

ARTICLE II           ADMINISTRATION

ARTICLE III          PARTICIPATION

ARTICLE IV           BENEFITS

ARTICLE V            VESTING

ARTICLE VI           TRUST

ARTICLE VII          PAYMENT OF BENEFITS

ARTICLE VIII         DISTRIBUTIONS UPON UNFORESEEABLE
                     EMERGENCIES

ARTICLE IX           NATURE OF THE PLAN

ARTICLE X            EMPLOYMENT RELATIONSHIP

ARTICLE XI           AMENDMENT AND TERMINATION

ARTICLE XII          CLAIMS PROCEDURE

ARTICLE XIII         MISCELLANEOUS
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                            CRACKER BARREL OLD COUNTRY STORE, INC.

                                 DEFERRED COMPENSATION PLAN

                                         WITNESSETH:

       WHEREAS, Cracker Barrel Old Country Store, Inc. (the "Company") has decided to adopt the Cracker Barrel Old Country Store, Inc. Deferred Compensation Plan (the "Plan") to provide retirement and incidental benefits for certain executive employees of the Company;

       NOW, THEREFORE, the Plan shall be and is hereby adopted in this form, effective as of January 1, 1994:

                                          ARTICLE I

                                Definitions and Construction

       1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

       (1) Account: A memorandum bookkeeping account established on the records of the Company for a Member which is credited with amounts determined pursuant to Sections 4.1 and 4.2 of the Plan. As of any determination date, a Member's benefit under the Plan shall be equal to the amount credited to his Account as of such date.

       (2)    Board:  The Board of Directors of the Company.

       (3) Committee: The administrative committee appointed by the Board to administer the Plan.

       (4)    Company:  Cracker Barrel Old Country Store, Inc.

       (5) Compensation: The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed while a Member (as reported for federal income tax purposes on such Member's Form W-2 or its equivalent), including the Member's deferral contributions to this Plan and to the Qualified Plan and any bonus awarded to such Member by the Company.

       (6)    Effective Date:  January 1, 1994.

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       (7)    Interest Credit:  The interest applied to a Member's Account as of the end of each calendar quarter. Such interest shall be at one and one-half percent (1.5%) over the ten (10) year Treasury bill rate in effect as of the beginning of such calendar quarter.

       (8) Member: Any employee or outside director of the Company who has been designated by the Committee as a Member of the Plan until such employee ceases to be a Member in accordance with Section 3.1 of the Plan.

       (9) Plan: The Cracker Barrel Old Country Store, Inc. Deferred Compensation Plan, as amended from time to time.

       (10) Plan Year: The twelve-consecutive month period commencing on the Effective Date, and each twelve-consecutive month period commencing January 1 of each year thereafter.

       (11) Qualified Plan: The Employee Savings Plan of Cracker Barrel Old Country Store, Inc., as amended from time to time.

       (12) Trust Agreement: Any agreement which may be entered into between the Company and the Trustee establishing a trust to hold and invest contributions made by the Company under the Plan and from which all or a portion of the amounts payable under the Plan to Members and their beneficiaries will be distributed. Any trust created by the Company and any Trust Assets shall conform to the terms of the model trust contained in IRS Revenue Procedure 92-64.

       (13) Trust Assets: All assets held by the Trustee under the Trust Agreement.

       (14) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

       1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

       1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.
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                                         ARTICLE II

                                       Administration

       The Plan shall be administered by the Committee, which shall be authorized, subject to the provisions of the Plan, to establish rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan, including, without limitation, the power (i) to construe the Plan and the Trust in good faith, (ii) to determine the eligibility of any employee of the Company or its subsidiaries for participation in the Plan, and (iii) to determine the amount of benefits payable to a Member or the Member's designated beneficiary hereunder. All such rules, regulations, interpretations and determinations shall be binding on all Plan Members and their beneficiaries. The Committee shall be composed of not less than three (3) individuals who shall be appointed by the Board.
Each member of the Committee shall serve until the member resigns or is removed by the Board. Upon the resignation or removal of a member of the Committee, the Board shall appoint a substitute member. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or herself under the Plan or to vote in any case which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he or she is disqualified. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

                                         ARTICLE III

                                        Participation

       3.1 Eligibility. Any employee or outside director of the Company shall become a Member upon designation by the Committee. Once an employee or outside director has been designated as a Member, he or she shall automatically continue to be a Member until he or she has received payment in full of all benefits accrued for him or her under this Plan or until he or she is removed as a Member by the Committee.

       3.2 Compensation Deferral Election. Any Member may elect to defer receipt of an integral percentage or sum certain in an even $1,000 amount of his or her Compensation for any Plan year under the Plan. A Member's election to defer receipt of Compensation for any Plan Year shall be made prior to the beginning of such Plan Year and shall be irrevocable for such Plan Year, subject to cessation pursuant to the provisions of Section 3.4 or Article VIII. The reduction in a Member's Compensation pursuant to such election shall be effected by Compensation reductions as of each payroll period within the election period.

       3.3    Initial Deferral Elections.  Notwithstanding the provisions of
Section 3.2 above, Members may make their Compensation deferral elections for the Plan's initial Plan Year within thirty (30) days after the Effective Date.

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Such elections, if made during such thirty (30) day period, shall affect only
Compensation payable during the Plan's initial Plan Year for services rendered subsequent to the election. Employees or directors who become Members after the Effective Date may make such elections attributable to services to be performed subsequent to the election within thirty (30) days after the date the employee or director first becomes a Member.

       3.4 Voluntary Cessation of Deferral Election. Any Member may change or terminate his Compensation deferral election at any time during the Plan
Year upon thirty (30) days written notice to the Committee. Such termination shall only be effective prospectively and shall be irrevocable for the remainder of the Plan Year in which it is made.

                                         ARTICLE IV

                                          Benefits

       4.1 Amount of Benefit. As of the last day of each payroll period of each Plan Year, a Member's Account shall be credited with an amount equal to the Compensation deferred under the Plan pursuant to an election by the Member as described in Article III for such payroll period. Additionally, the Board, in its sole and absolute discretion, may, as of the last day of each Plan Year, credit a Member's Account with an additional amount set by the Board. Such additional amount may be dependent upon the Member's having made the maximum elective deferrals under Section 402(g) of the Internal Revenue Code of 1986, as amended, or the maximum elective contributions permitted under the Qualified Plan; provided, however, in no event shall any benefits under this Plan be conditioned, directly or indirectly, on a Member's electing to make or not to make elective contributions under the Qualified Plan. The crediting of additional amounts to Members' accounts need not be uniformly applied to Members.

       As of any determination date, the benefit to which a Member or his beneficiary shall be entitled under the Plan shall be equal to the amount credited to such Member's Account as of such date.

       4.2 Interest Crediting. As of the last day of each calendar quarter, the Account of each Member shall be credited with the Interest Credit for such calendar quarter.


                                          ARTICLE V

                                           Vesting

       All amounts credited to a Member's Account shall be fully vested and not subject to forfeiture for any reason; provided, however, such amounts shall remain subject to the claims of the general creditors of the Company, present and future, and no payments shall be made under this Plan to any Member or a

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Member's designated beneficiary during any period in which the Committee, in its sole and absolute discretion, determines that the Company is insolvent.

                                         ARTICLE VI

                                            Trust

       In the event the Company establishes a Trust in connection with this Plan, the Company may, from time to time and in its sole discretion, pay and deliver money or other property to the Trustee for the payment of benefits under the Plan. Notwithstanding any provision in the Plan to the contrary, distributions due under the Plan to or on behalf of Members shall be made by the Trustee in accordance with the terms of the Trust Agreement and the Plan; provided, however, that the Company shall remain obligated to pay all amounts due to such persons under the Plan. To the extent that Trust Assets are not sufficient to pay any amounts due under the Plan to or on behalf of the Members when such amounts are due, the Company shall pay such amounts directly. Nothing in the Plan or the Trust Agreement shall relieve the Company of its obligation to make the distributions required in Article VII hereof except to the extent that such obligation is satisfied by the application of funds held by the Trustee under the Trust Agreement. Any recipient of benefits hereunder shall have no security or other interest in Trust Assets. Any and all Trust Assets shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under the Plan during any period in which the Committee, in its sole and absolute discretion, determines that the Company is insolvent and notifies the Trustee in writing of such deter-mination. Should an inconsistency or conflict exist between the specific terms of the Plan and those of the Trust Agreement, then the relevant terms of the Trust Agreement shall govern and control.

                                         ARTICLE VII

                                     Payment of Benefits

       7.1 Termination of Employment. Upon a Member's termination of employment or service with the Company for any reason other than death (including retirement or disability), the amount credited to each Member's Account as of the date of such Member's termination of employment or service shall be distributed to such Member pursuant to Sections 7.3 and 7.4 below.

       7.2 Death. Upon a Member's death, the amount credited to such Member's Account as of the date of such Member's death shall be distributed to such Member's designated beneficiary pursuant to Sections 7.3 and 7.4 below. The Member, by written instrument filed with the Committee in such manner and form as the Committee may prescribe, may designate one or more beneficiaries to receive such payment. The beneficiary designation may be changed from time to time prior to the death of the Member. In the event that the Committee has no

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valid beneficiary designation on file, the amount credited to each Member's
Account shall be distributed to the Member's surviving spouse, if any, or if the Member has no surviving spouse, to the executor or administrator of the Member's estate.

       7.3 Time of Payment. Payment of a Member's benefit hereunder shall begin as soon as administratively feasible following the date on which the Member or the Member's designated beneficiary becomes entitled to such benefit pursuant to this Article (the "Distribution Date"). Alternatively, a Member or the Member's designated beneficiary, as the case may be, may elect, within the sixty (60) day period before the Distribution Date, to postpone the commencement of benefits hereunder to a date no later than the Member's or designated beneficiary's required beginning date for distributions under the Qualified Plan.

       7.4 Form of Payment. Subject to the prior approval of the Committee, a Member, or the Member's designated beneficiary in the case of the death of a Member, may elect to receive benefits hereunder in either of the following forms or any combination thereof.

              (a)    single sum payment; or

              (b) monthly, quarterly, or annual installment payments over a specified term not to exceed the greater of ten (10) years or the Member's life expectancy as of the Distribution Date.

       Any such election shall be made in writing by the Member or the Member's designated beneficiary, as the case may be, within the sixty (60) day period preceding the Distribution Date on forms approved by the Committee.

                                        ARTICLE VIII

                        Distributions Upon Unforeseeable Emergencies

       Upon written application by a Member who has experienced an unforeseeable emergency, as determined by the Committee, the Committee may distribute to such Member an amount not to exceed the lesser of the amount credited to such Member's Account or the amount determined by the Committee as being reasonably necessary to satisfy the emergency need. For purposes of this Article VIII, a distribution upon an unforeseeable emergency shall be authorized in the event of severe financial hardship to the Member resulting from a sudden and unexpected illness or accident of the Member or his dependent, loss of the Member's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Member's control. An unforeseeable emergency will not include the need to send a Member's child to college or the desire to purchase a home. Additionally, the Member must demonstrate that the hardship may not be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Member's assets,

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to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under this Plan. In the event that a distribution upon an unforeseeable emergency is approved by the Committee and received by a Member, the Member's Compensation deferral election shall be automatically terminated for the remainder of the Plan Year.

                                         ARTICLE IX

                                     Nature of the Plan

       The Plan shall constitute an unfunded, unsecured obligation of the Company for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended. The Company in its sole discretion may set aside such amounts for the payment of Accounts as the Company from time to time may determine. No Member shall have any security or other interest in any such amounts set aside or any other assets of the Company. Neither the establishment of the Plan, the operation thereof, nor the setting aside of any amounts shall be deemed to create a funding arrangement. Members shall have the status of general unsecured creditors of the Company, and this Plan constitutes a mere promise by the Company to make benefit payments in the future.

                                          ARTICLE X

                                   Employment Relationship

       Nothing in the adoption or implementation of the Plan shall confer on any employee the right to continued employment by the Company or affect in any way the right of the Company to terminate his employment at any time. Any question as to whether and when there has been a termination of a Member's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

                                         ARTICLE XI

                                  Amendment and Termination

       The Board may amend or terminate the Plan, by resolution duly adopted, without the consent of the Members; provided, however, that no such amendment or termination shall adversely affect any benefits which have been earned prior to any such amendment or termination. Further, upon termination of the Plan, the Committee, in its sole discretion, may elect to distribute the amount credited to each Member's Account in a lump sum cash payment as soon as administratively feasible following the date of termination of the Plan.

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                                         ARTICLE XII

                                      Claims Procedure

       In the event that an individual's claim for a benefit under this Plan is denied or modified, the Committee shall provide such individual with a written statement setting forth the specific reasons for such denial or modification in a manner calculated to be understood by the individual. Any such written statement shall reference the pertinent provisions of the Plan upon which the denial or modification is based and shall explain the Plan's claim review procedure. Such individual may, within sixty (60) days of receipt of such written statement, make written request to the Committee for review of its initial decision. Within sixty (60) days following such request for review, the Committee shall, after affording such individual a reasonable opportunity for a full and fair hearing, render its final decision in writing to such individual. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.
Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder.

                                        ARTICLE XIII

                                        Miscellaneous

       13.1 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any other person acting on its behalf, against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the individual's own willful misconduct or lack of good faith. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

       13.2 Effective Date. The Plan shall become operative and effective as of the Effective Date and shall continue until amended or terminated as provided in Article XII.

       13.3 Withholding Taxes. The Company shall have the right to deduct from any payments made under this Plan, any federal, state or local taxes required by law to be withheld with respect to such payments.

       13.4 Nonalienation of Benefits. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Member, prior to actually being received; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder shall be void and without any force and effect.

       13.5 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; rather, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

       13.6 Jurisdiction. The situs of the Plan hereby created is Tennessee. All provisions of the Plan shall be construed in accordance with the laws of Tennessee except to the extent preempted by federal law.

       IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed this __________ day of _________________, 1993, effective as of January 1, 1994.


                                                 CRACKER BARREL OLD COUNTRY
                                                 STORE, INC.



                                                 By:____________________________

                                                 Title:_________________________
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